UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2010
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Trustmark Corporation (“Trustmark”), a Mississippi corporation and a registered bank holding company, has announced that it redeemed in full the issued and outstanding Republic Bancshares Capital Trust I (Republic Trust) trust preferred securities ($8.248 million in total). The redemption was effective on October 7, 2010. Trustmark assumed the liability for the Republic Trust trust preferred securities pursuant to its acquisition of Republic Bancshares of Texas, Inc. on August 25, 2006.  During June 2010, Trustmark's request to redeem the trust preferred securities was approved by the Federal Reserve Bank of Atlanta.  Trustmark disclosed its intent to redeem the trust preferred securities of the Republic Trust in its second quarter Form 10-Q and stated that this redemption will not significantly affect its regulatory capital ratios.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	October 7, 2010